Exhibit 1.01
Everi Holdings Inc.
Conflict Minerals Report
For the Year Ended December 31, 2019
This Conflict Minerals Report for the reporting period from January 1, 2019 to December 31, 2019 (this “Report”) is made pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule requires public reporting companies to determine whether 3TG minerals (as defined below) are necessary to the functionality or production of products they manufacture, or contract for manufacture; and if so, to disclose annually whether any of those 3TG minerals originated in the Democratic Republic of the Congo (“DRC”) or countries that share an internationally-recognized border with the DRC (each, an “adjoining country”; DRC and adjoining countries, each, a “Covered Country”). The term “Conflict Minerals” means cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives (tantalum, tin, and tungsten) (collectively, “3TG minerals”) originating from a Covered Country.
Company and Product Overview
Unless otherwise specified, or the context otherwise indicates, all references to “Everi,” “we,” “us,” “our,” and the “Company” refer to Everi Holdings Inc. and its subsidiaries. Everi is a leading supplier of entertainment and technology solutions for the casino, interactive, and gaming industry. With a focus on both customers and players, Everi develops, sells, and leases games and gaming machines, gaming systems and services, and is an innovator and provider of core financial products and services, self-service player loyalty tools and promotion management software, and intelligence and regulatory compliance solutions. Everi’s mission is to provide casino operators with games that facilitate memorable player experiences, offer secure financial transactions for casinos and their patrons, and deliver software applications and self-service tools to improve casino operations efficiencies and fulfill regulatory compliance requirements.
Everi Holdings reports its results of operations based on two operating segments: Games and FinTech.
Everi Games provides gaming operators with gaming technology products and services, including: (a) gaming machines, primarily comprising Class II and Class III slot machines, including TournEvent® machines, placed under participation or fixed-fee lease arrangements or sold to casino customers; (b) TournEvent® system software, licenses, and ancillary equipment;(c) providing and maintaining the central determinant systems for the video lottery terminals (“VLTs”) installed in the State of New York and similar technology in certain tribal jurisdictions; (d) business-to-consumer (“B2C”) and business-to-business (“B2B”) interactive gaming activities; and (e) managing our TournEvent of Champions® national slot tournament.
Everi FinTech provides gaming operators with financial technology products and services, including: (a) services and equipment that facilitate casino patrons’ self-service access to cash at gaming facilities via Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions and point-of-sale (“POS”) debit card purchase and cash access transactions; (b) check warranty services; (c) self-service player loyalty enrollment and marketing equipment, including tools and promotion management software; (d) software and services that improve credit decision making, automate cashier operations, and enhance patron marketing activities for gaming establishments; (e) equipment that provides cash access and other cash handling efficiency-related services; and (f) compliance, audit, and data solutions.
We manufacture, or contract for manufacture with third parties, our electronic gaming machines, kiosk and related products, cabinets, computer assemblies, screens, printers, bill validators, and acceptors and other wiring and harnesses (collectively, the “Equipment”). We have facilities in Austin, Texas and Las Vegas, Nevada, where we assemble the Equipment.
Reasonable Country of Origin Inquiry
We are an assembler of products and not involved with the mining and sourcing of the raw materials, including any potential 3TGs. The smelters or refiners (“SORs”) of the 3TGs are consolidating points of raw ore and are in the best position in the total supply chain to ascertain the origin of the ores. Based on our assessment, we determined that the Equipment we manufactured, or contracted for manufacture, in 2019 may contain certain 3TGs that are necessary to the functionality or production of our finished goods; and therefore, are subject to the reporting obligations of the Rule and thus, are covered by this Report.

To perform our reasonable country of origin inquiry (“RCOI”), we conducted a survey of our direct suppliers using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Business Alliance and the Global e-Sustainability Initiative. In the survey, we asked those suppliers: (a) whether the products they supply to us (or their components) contained 3TG minerals; and (b) if they did, to provide information regarding the source of 3TG minerals contained in those products and components. As a downstream company, we relied on our suppliers to provide us with information about the source of 3TG minerals contained in the products and components they supplied to us.
We distributed the CMRT to our relevant, direct suppliers and received a response rate of approximately 98%. We excluded, as not relevant, those suppliers that: (a) did not provide us materials during the reporting period; or (b) provided materials that did not contain 3TGs or were not utilized in the manufacture of our Equipment during the reporting period. Based on the responses we received from our relevant suppliers in connection with our RCOI, we concluded that we have insufficient information to reasonably determine either that: (a) no 3TG minerals used in our Equipment may have originated in a Covered Country; or (b) any such Conflict Minerals originated from recycled or scrapped sources (as defined in Section 1, Item 1.01 (d)(6) of Form SD). Accordingly, we conducted additional diligence on the source and chain of custody of 3TGs used in the manufacture of our Equipment.
Source and Chain of Custody Due Diligence
Due Diligence Plan
We performed our source and chain of custody due diligence measures with guidance from the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Third Edition (as described below and including by using the CMRT), as tailored for “downstream” companies like ours, by performing the following steps:
Management processes and systems
We have a cross-functional team comprised of executives and experienced personnel with a demonstrated knowledge of our technology, products, and vendor relationships to support our source- and chain-of-custody due diligence. Our system of control and transparency consists of the CMRT and a review of the risks identified as a result of that process. In an effort to strengthen the engagement with our suppliers, we request smelter- and refiner-level information in connection with the CMRT. A list of these smelters, which were reported to us for the year ended December 31, 2019, is included in Annex I to this Report.
We include questions in our CMRT for prospective new suppliers that address the use of Conflict Minerals. In addition, we require suppliers that utilize in-scope materials to provide an affirmative answer regarding the use of 3TG minerals and to make certain representations that they will cooperate with our efforts to conduct appropriate due diligence and comply with the Rule. We also integrate our Conflict Minerals reporting requirements into our internal control procedures for supplier qualification by: (a) incorporating identifiers with respect to vendors who provide products containing 3TG minerals; and (b) providing the ability for employees to contact our ethics hotline to confidentially communicate any concerns regarding the circumstances surrounding the acquisition of supply chain materials from potentially conflicted sources.
Identify, assess, and respond to risks within our supply chain
We evaluate CMRT responses from our relevant direct suppliers with respect to the SORs utilized to process the minerals used in our Equipment throughout our supply chain. We utilize risk-based criteria to determine those relevant direct suppliers that warrant further due diligence, and follow up to clarify responses with suppliers that may be sourcing or processing 3TG minerals from a Covered Country. The risk-based criteria include, but are not limited to: (i) incomplete responses; (ii) apparent lack of supplier diligence; and (iii) inconsistencies in the data reported to us in the CMRT.
Support the development and implementation of independent third-party audits of SORs’ sourcing
As a downstream company, we do not have direct relationships with SORs that produce the 3TG minerals within our supply chain. Accordingly, we rely on the RMI’s list of conflict-free SORs and do not perform or direct audits of these entities’ supply chains with respect to 3TG minerals.
Report on supply chain due diligence
This Report is publicly available in the investor relations section of our corporate website at http://ir.everi.com/investor-relations/reports-and-filings/sec-filings/default.aspx and is filed with the SEC.

Due Diligence Implementation and Results
In connection with our commitment to monitor the due diligence approach, we continue to evaluate whether further inquiry of any of our relevant direct suppliers would result in information that may differ from, or be inconsistent with, any of the responses provided to our CMRT which may give us reason to believe that the products supplied to us were sourced from a Covered Country.
3TG minerals are necessary to the functionality of our Equipment.  Data provided to us by our relevant direct suppliers in response to our CMRT does not identify any Conflict Minerals within our supply chain; however, as a downstream company, we were unable to definitively determine that 100% of the 3TG minerals were sourced from internationally recognized and compliant source countries.
Steps to Improve Due Diligence
Below are the steps that we are, and will be considering, taking to improve the due diligence process and further mitigate any risk that 3TG minerals in our Equipment could benefit armed groups in the Covered Country:
•Review our supply chain policy for clarity regarding minerals originating from conflict-affected and high risk areas;
•Promote supplier partnerships that are outside of the DRC zone;
•Engage with any of our suppliers found to be supplying us with 3TG materials from sources that support conflict in the Covered Countries to establish and alternative source of 3TG materials that does not support such conflict;
•Enhance the use of tools that help automate our supplier due diligence procedures; and
•Continue to make available Conflict Mineral educational materials to all our employees.
Forward-Looking Statements
This special disclosure report contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “designed to,” “in an effort to,” “look forward to,” or “will” and similar expressions to identify forward-looking statements. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future events or performance. Actual results may differ materially from those contemplated in these statements, due to risks and uncertainties.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are often difficult to predict and many of which are beyond our control.
This special disclosure report should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Form 8-K filed on April 21, 2020 and the information included in our other press releases, reports and other filings with the SEC. Given these risks and uncertainties, there can be no assurance that the forward-looking information contained in this special disclosure report will in fact transpire or prove to be accurate. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	A&M Minerals Ltd.	UNITED KINGDOM
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Abington Reldan Metals, LLC	USA
Tin	Academy Precious Metals (China) Co., Ltd. 艾克迪贵金属材料(招远)有限公司	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Gold	Advanced Chemical Company	USA
Gold	AGR Mathey	Australia
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Tin	AIM	CANADA
Tungsten	Air Liquide Far Eastern Ltd.	KOREA
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold & Silberscheideanstalt	Germany
Tungsten	Allied Material Corporation	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha Metals Korea Ltd.	USA, KOREA
Tin	ALPHA METALS TAIWAN INC.	TAIWAN
Tin	AMALGAMATED METAL CORPORATION PLC	INDONESIA, PERU
Tin	American Iron and Metal	USA, CANADA
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	Ancient river electrician	JAPAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
Tin	Aoki Labatories Ltd. 青木科研有限公司	CHINA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN, CHINA, CANADA, USA
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Asarco	USA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Associated Swedish Steels AB, ASSAB (Taiwan Branch) 瑞典聯合鋼鐵公司 (台灣分公司)	TAIWAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	ATI Tungsten Materials	USA
Tin	Atotech Taiwan Limited	TAIWAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	USA
Gold	Aurubis AG	GERMANY
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tungsten	AXISMATERIAL LTD.	JAPAN
Tin	Balver Zinn - Josef Jost GmbH & Co.KG	GERMANY
Gold	Bangalore Refinery	INDIA
Tin	Bangka-Belitung	INDONESIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Bank of Taiwan Department of Trade	TAIWAN
Gold	Bauer Walser AG	GERMANY
Tin	BEST METAIS	ARGENTINA, BRAZIL
Gold	Boliden AB	SWEDEN
Tin	Brinkmann Chemie AG	Germany
Tungsten	Buffalo Tungsten	CHINA, USA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Tantalum	Cabot	USA
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Tungsten	Central Glass Co., Ltd. 中央硝子株式會社	CHINA, JAPAN
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold	Changwon	KOREA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tin	Chengfeng Metals Co Pte Ltd	SINGAPORE
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	china Gold international resources corp.ltd	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Gold	Chugai Mining	JAPAN
Tantalum	CIF	BRAZIL
Tin	Cloud new nonferrous electrolytic Company Limited	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold	Codelco	CHILE
Gold	Colt Refining	USA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Cookson	USA, CHINA, MEXICO
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Gold	Cooson Sempsa	SPAIN
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV United Smelting	INDONESIA
Tantalum	D Block Metals, LLC	USA
Tin	Dae Kil	KOREA
Gold	Daejin Indus Co. Ltd	KOREA
Tin	Daewoo International	KOREA
Gold	Daye Nonferrous	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Do Sung Corporation	KOREA
Tin	Doctor of solder products Co., LTD.	CHINA
Gold	Doduco	Germany
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dongguanshi Sutande Dianzi Cailiao Yoouxiange	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Tin	DUKSAN HI-METAL CO., Ltd.	KOREA
Tantalum	Duoluoshan	CHINA
Tin	Dyfenco Green Applied Materials Co., Ltd. 岱暉綠能材料股份有限公司	CHINA
Tantalum	E.S.R. Electronics	USA
Tin	EBARA-UDYLITE CO., LTD. (改名為JCU CORPORATION , 株式会社JCU)	CHINA
Gold	E-Chem Enterprise Corp.	TAIWAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	Electroloy Metal Pte. Ltd.	SINGAPORE
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Gold	Elemetal Refining, LLC	USA
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tin	Eon-tech (Suzhou) Corporation 譽碩電子科技(蘇州)有限公司	CHINA
Gold	ESG Edelmetallservice GmbH & Co. KG	GERMANY
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Ethiopian Minerals Development Share Co.	ETHIOPIA
Tantalum	Exotech Inc.	USA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tin	FOREVER GLOD METAL MATERIAL (D.G.) CO., LTD. 永金金屬材料(東莞)有限公司	CHINA
Tin	FORTEMEDIA CO., LTD. 富迪科技有限公司	CHINA
Gold	Foxconn corporation	TAIWAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Fuji Metal Mining Corp.	TAIWAN
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tin	Funsur Smelter	PERU
Tin	Galva Metal	EGYPT
Tantalum	Gannon & Scott	USA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Gold	Geib Refining Corporation	USA
Tantalum	Global Advanced Metals	USA, AUSTRIA, JAPAN
Tin	Grant Manufacturing and Alloying	USA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Tin	Guang Xi Hua Xi Corp	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND, JAPAN, GERMANY, USA
Tin	Hakuto Co., Ltd.	JAPAN
Tin	HANDOK METAL IND CO., LTD.	KOREA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harima Smelter	JAPAN
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heesung Metal Ltd	KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tin	Heraeus Limited 賀利氏有限公司	CHINA, HONG KONG, GERMANY, USA
Tin	High Quality Technology Co., Ltd	CHINA
Gold	Hisikari Mine	JAPAN
Tin	Hitachi Media Electronics Co., Ltd.	JAPAN
Tantalum	Hi-Temp	USA
Gold	HMG	GERMANY
Gold	HMS	HONG KONG
Gold	HON HAI PRECISON IND. CO. LTD	TAIWAN
Tin	HONG QIAO NEW ELECTRILAC METIRAIL (SHENZHEN) CO., LTD.	CHINA
Tin	HUA ENG WIRE&CABLE CO.,LTD	TAIWAN
Tin	Hua Yi Metal Materials Co., Ltd.	CHINA
Gold	Huafu Cryogenic Vessel CO., LTD	CHINA
Tin	Huang Gang Tong Ding Metal	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HUNDSUN TECNOLOGIES INC.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	Hyundai-Steel	KOREA
Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL
Gold	ICT-LANTO LIMITED	HONG KONG
Tin	Increasingly and Chemical (Suzhou) Co., Ltd.	CHINA
Tin	Independence Mining Company, Inc.	THAILAND

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Indonesia State Tin Corporation	INDONESIA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Tin	Ishihara Chemical Co. Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Tungsten	Izawa Metal Co., Ltd. 井澤金屬株式會社	JAPAN
Gold	Japan Mint	JAPAN
Tin	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN
Tin	Jean Goldschmidt International	BELGIUM
Gold	JIANGSU HUAFENG ELECTRONICS CO.,LTD	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jin Dong Heng	CHINA
Gold	JinBao Electronic Co.,Ltd.	CHINA
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc	UNITED KINGDOM, USA, CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Tin	JU TAI INDUSTRIAL CO.,LTD.)	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Tin	Kai Unita Trade Limited Liability Company	CHINA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kanfort Industrial (Yantai) Co. Ltd.	CHINA
Tungsten	Kanto Denka Kogyo Co., Ltd. 關東電化工業株式會社	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kee Shing	HONG KONG
Tantalum	KEMET Blue Metals	MEXICO, USA
Tungsten	Kennametal Huntsville	USA
Gold	Kennecott Utah Copper LLC	USA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Tin	KIHONG T & G	INDONESIA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tin	Kiyomine Metal Industry Co., Ltd.	JAPAN
Gold	KJ Iron and steel group	CHINA
Gold	Kojima Chemicals Co. Ltd	JAPAN
Tin	KOKI Co., Ltd.	JAPAN, THAILAND
Gold	Korea Metal	KOREA
Tin	KOVOHUT? P?ÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	KU PING ENTERPRISE CO., LTD.	TAIWAN
Gold	Kunshan concentric electroplating	CHINA
Gold	KYOCERA	JAPAN
Tungsten	KYORITSU GOKIN CO.,LTD.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Tin	Laibin Huaxi Smelting Co., Ltd. 來賓華錫冶煉有限公司	CHINA
Gold	LBMA	GERMANY
Tin	Leqing City Honored Metal Co., Ltd.	CHINA
Tin	Leshan EP Technologies Co., Ltd. 樂山氏達科技有限公司	CHINA
Tin	LG Innotek Co., Ltd.	KOREA
Tin	LI CHUN METALS CO., LTD.	TAIWAN, CHINA
Tungsten	Linde Electronics GmbH & Co.KG	GERMANY
Gold	Lingbao Gold	CHINA
Tin	Linwu Xianggui Mineral Smelting Co.,Ltd 臨武湘桂礦冶有限責任公司	CHINA
Tin	Liuzhou China Tin	CHINA
Gold	London Bullion Market Association	UNITED KINGDOM
Gold	L'Orfebre S.A.	ANDORRA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	LS-Nikko Copper Inc	Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Gold	Malaysia Smelting Corp	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Materion	USA
Tungsten	Matheson Special Gas Production Co., Ltd.	KOREA
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Tantalum	Matsuo Electric	JAPAN
Tin	MCP Group	USA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Mentok Smelter	Indonesia
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	USA
Tin	Metallo Chimique	BELGIUM
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Gold	METALOR TECHNOLOGIES	TAIWAN, HONG KONG, CHINA, SINGAPORE, GERMANY, USA, MEXICO
Tungsten	Meterion Corporation (Advanced Materials Thin Film Products)	USA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tin	Ming Li Jia Metal Factory	CHINA
Tin	Mining & Chemical Products Ltd. (MCP-UK)	UNITED KINGDOM
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Gold	Mistubishi Materials Corporation	JAPAN, CHINA
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	HONG KONG, JAPAN
Gold	MK Electron	KOREA, INDONESIA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Molex Japan Co., Ltd.	JAPAN
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Tin	Multiple Xin precision metal electroplating factory	CHINA
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tin	Nan Kang City Jin Long Mine industry Co., Ltd. 南康市金龍礦業有限公司	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tin	Nathan Trotter & Co., Inc	USA
Gold	Navoi	Uzbekistan
Tin	New Original metal(China) Co., Ltd.	CHINA
Tin	NGHE TIN NON-FERROUS METAL COMPANY	INDONESIA, VIETNAM
Tungsten	NGK Spark Plug Co. Ltd.	JAPAN
Tungsten	Niagara Refining LLC	USA
Tin	Nihon Superior Co.,Ltd	JAPAN, MALAYSIA
Tin	Nikkei Singapore Aluminium Pte. Ltd.	SINGAPORE
Tin	Ningbo Jintian copper (Group ) Company Limited	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining Co., Ltd. 寧化行洛坑鎢礦有限公司	CHINA
Tantalum	Ningxia	CHINA, JAPAN, THAILAND
Tantalum	Niotan	USA
Gold	Nippon Micrometal Corporation	JAPAN
Tantalum	Nitora	SWITZERLAND
Tungsten	North American Tungsten	COLOMBIA, USA, CANADA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND, PHILIPPINES
Tungsten	OCI Materials Co., Ltd.	KOREA
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	USA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	OMSA	GERMANY, SINGAPORE, BOLIVIA, INDONESIA
Tin	Ou Enji ( Suzhou) Electronic Chemical Company Limited	CHINA
Gold	PAMP S.A.	SWITZERLAND
Tin	PAN JIT INTERNATIONAL INC.	TAIWAN
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	PCTT Ltd.	THAILAND

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Pease & Curren	USA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Philippine Associated Smelting and Refining Corporation	PHILIPPINES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tin	Phoenix Metal Ltd.	RWANDA
Tantalum	Plansee	AUSTRIA
Tantalum	PLANSEE	AUSTRIA
Tungsten	PM Sales Inc.	USA
Gold	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Poongsan Corporation	KOREA
Tin	Posco	Korea
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	ProTek Devices.	USA
Tin	Pure Technology	INDONESIA, RUSSIA
Tin	PX Précinox SA	SWITZERLAND
Gold	Qiankun Gold and Silver	CHINA
Gold	Qualitek Delta Philippines, Inc.	PHILIPPINES
Tin	QuantumClean	USA
Tantalum	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Redring Solder(M) SDN. BHD.	MALAYSIA
Tin	REDSUN	TAIWAN
Tin	REFINERY OF SHANDONG GOLD MINING CO.,LTD.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	USA
Gold	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH	CHINA
Tantalum	Rohm and Haas Electronic Materials Asia Ltd. 羅門哈斯電子材料亞洲有限公司	CHINA
Tin	Royal Canadian Mint	CANADA
Gold	RUI DA HUNG Technology Materials Co., Ltd.	TAIWAN
Tin	S Company	THAILAND
Tin	SAAMP	FRANCE
Gold	Sabin Metal Corp.	USA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Saga Prefecture	JAPAN
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	Samhwa non-ferrorus Metal ind.co.ltd	KOREA
Tin	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	Sandvik Material Technology	SWEDEN
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Sanmenxia hang seng science and technology, research and development Co., LTD	CHINA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Scotia Mocatta	HONG KONG
Gold	SD Gold	USA
Gold	Selayang Solder Sdn. Bhd.	MALAYSIA
Tin	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Sendi (Japan): Kyocera Corporation	JAPAN
Gold	Senju Metal (Shanghai) Co., Ltd. 千住金屬(上海)有限公司	CHINA, JAPAN
Tin	SGS BOLIVIA S.A.	Bolivia
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	SHANDONG GOLD MINING CO.,LTD.	SINGAPORE, CHINA
Gold	Shanghai Gold Exchange	CHINA
Gold	SHEN MAO SOKDER(M) SDN. BHD. 昇貿(馬來西亞)有限公司	MALAYSIA
Tin	Shengnan Metal Products Factory 深圳市晟楠金屬製品廠 (晟楠科技股份有限公司中國分公司 , Chernan Technology Co., Ltd.)	CHINA
Tin	Shenmao Technology Inc.	TAIWAN, CHINA
Tin	Shenzhen Chemicals & Light Industry Co., Ltd. 深圳市化輕貿易有限公司	CHINA
Tin	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	Shuer Der Industry (Jiangsu) Co. Ltd.	CHINA
Tin	Sichuan Metals & Materials Imp & Exp Co., Ltd. 四川省五金礦產進出口公司	CHINA
Tungsten	Silver100 Aluminium Innovation(GuangDong) Ltd. 廣東銀一百創新鋁業有限公司	CHINA
Tin	Singway Technology Co., Ltd.	TAIWAN
Gold	Smelting Branch of Yunnan Tin Company Ltd	China
Tin	So Accurate Refining	USA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Soft Metais Ltda.	BRAZIL
Tin	Sojitz Corporation	JAPAN
Gold	Solar	Taiwan
Gold	Solder coat Co.,LTD.	JAPAN
Tin	Solikamsk	Russia
Tantalum	Soochow University's	CHINA
Gold	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Speedrise / APL	CHINA
Gold	Standard Bank	HONG KONG
Gold	Strait Metal Technology Sdn. Bhd.	MALAYSIA
Tin	Sudan Gold Refinery	SUDAN
Gold	Süddeutsche Metallhandels-gesellschaft mbH	GERMANY

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Sumisho	JAPAN
Gold	Sumitomo Metal (SMI) Electronics Devices Inc.	JAPAN
Gold	Sundwiger Messingwerk GmbH & Co.KG	GERMANY
Tin	SungEel HiTech	KOREA (REPUBLIC OF)
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	SuZhou Cangsong Metal Product Co., Ltd. 蘇州倉松金屬製品有限公司	CHINA
Tin	T.C.A S.p.A	ITALY
Gold	Taboca/Paranapanema	Brazil
Tin	Taegutec	Korea
Tungsten	Taicang City Nancang Metal Material Co., Ltd. 太倉市南倉金屬材料有限公司	CHINA
Tin	Taiwan Total Co. Ltd.	TAIWAN
Tin	Taiyo Nippon Sanso Taiwan, Inc. 台灣大陽日酸股份有限公司	TAIWAN
Tungsten	Taizhou Mayor River Electron Limited Company.	CHINA
Gold	Takei Chemicals	Japan
Tantalum	Talcang City Nankang Metal Materila Co., Ltd	CHINA
Tin	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	TAMURA KAKEN CORPORATION	JAPAN
Tin	TANAKA DENSHI KOGYO K.K (Hong Kong)	HONG KONG, JAPAN
Tin	TANTALITE RESOURCES (PTY) LTD.	SOUTH AFRICA
Tantalum	TDK Corporation	JAPAN
Tin	Technic Inc	USA
Gold	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Telex	USA
Tantalum	TERMINAL	CHINA
Gold	Thailand Smelting & Refining Co Ltd	Thailand
Tin	THAISARCO	THAILAND
Gold	The Bank of Nova Scotia/Standard Merchant Bank(Asia)Limited	HONG KONG
Gold	The Chenzhou cloud Xiang River Mining Co., Ltd. 郴州雲湘礦冶有限責任公司	CHINA
Tin	The Eastern of Dong Guan Highly Toxic Co.,Ltd.	CHINA
Gold	The force bridge surface treatment Material Factory 深圳力橋表面處理材料廠	CHINA
Tin	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd	CHINA
Gold	Tianjin Yishang Chemical Trade Co., Ltd. 天津一商化工貿易有限公司	CHINA
Tin	Timah Company	Indonesia
Gold	Tochij	JAPAN
Tin	TOKO ELECTRONIC MFG. CO. LTD	INDONESIA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tong Ding Metal Materials Co. 通鼎金属材料有限公司	CHINA
Tin	Tongding Group Co., Ltd.	CHINA
Tin	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Toyo Smelter & Refinery (Ehime)	Japan
Gold	Tranzact, Inc.	USA
Tantalum	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	UBS METALOR	SWITZERLAND
Tin	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	ULVAC, Inc. 優貝克有限公司	JAPAN
Tungsten	Umicore	NETHERLANDS, BRAZIL, BELGIUM, THAILAND
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Uni Bros Metal Pte Ltd	Singapore
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN
Tin	Unit Metalurgi PT Timah (Persero) Tbk	Indonesia
Tin	United Precious Metal Refining, Inc.	USA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Untracore Co., Ltd.	THAILAND
Tin	Univertical International(Suzhou)Co.,Ltd	CHINA
Tin	Uyemura Internation Corporation	TAIWAN
Gold	Valcambi S.A.	SWITZERLAND
Gold	VERTEX METALS INCORPORATION	Taiwan
Tin	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Vishay Intertechnology, Inc 威世公司	CHINA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	W.C. Heraeus GmbH	CANADA, USA
Gold	Walsin Technology Corporation	TAIWAN
Tin	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	WIELAND Edelmetalle GmbH	GERMANY
Gold	Williams Advanced Materials, NY	USA
Gold	Wind Yunnan Nonferrous Metals Co., Ltd.	CHINA
Tin	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Wuxi Middle Treasure Materials	China
Gold	Xiamen Tungsten (H.C.) Co., Ltd. 廈門嘉鷺金屬工業有限公司	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Xianglu Tungsten Industry Co., Ltd. 廣東翔鷺鎢業股份有限公司	CHINA
Tungsten	XIN WANG copper smelter	CHINA
Tin	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Xstrata Canada Corp	Canada
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	YANTAI ZHAOJIN KANFORT PRECIOUS METALS INCORPORATED COMPANY 煙臺招金勵福貴金屬股份有限公司	CHINA
Gold	Ye Chiu Metal (Taicang) Co., Ltd. 怡球金屬(太倉)有限公司	CHINA
Tin	YEONHAB PRECISION CO., LTD.	KOREA
Tin	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yokohama Metal Co Ltd	JAPAN
Gold	Yoo Chang Metal	KOREA, TAIWAN
Gold	Yun Xi Group	CHINA
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	CHINA
Gold	Yuntinic Chemical GmbH	GERMANY
Tin	YunXi	CHINA
Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuhai Horyison Solder Co., Ltd. 珠海市海裕鑫錫業有限公司	CHINA
Tin	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA